UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  October 28, 2009

TN-K ENERGY GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware	0-27828	13-3779546
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

649 Sparta Highway, Suite 102, Crossville, TN	38555
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code  (931) 707-9601

Digital Lifestyles Group, Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events.

As previously reported, effective close of business on October 19, 2009 Digital Lifestyles Group, Inc. changed its name to TN-K Energy Group Inc.  We had previously submitted to FINRA the documents necessary to cause a change in our corporate name and trading symbol on the Pink Sheets.  We have been advised that effective at market open on October 29, 2009 the name change will be reflected on the Pink Sheets and our common stock will now be quoted under the symbol “TNKY.”  In addition to the symbol change, our CUSIP number changed to 88874W107 as a result of the name change.

In connection with the name change there was no mandatory exchange of stock certificates.  Following the name change, the share certificates which reflect our prior name continue to be valid.  Certificates reflecting the new corporate name will be issued in due course as old share certificates are tendered for exchange or transfer to our transfer agent, American Stock Transfer & Trust Company.

Item 7.01                      Regulation FD Disclosure.

On October 28, 2009 we issued a press release disclosing the new symbol.  The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information contained in the press release attached hereto is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that Section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.                      Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press release dated October 28, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TN-K ENERGY GROUP INC.

Date: October 28, 2009	By: /s/ Ken Page
Ken Page, Chief Executive Officer and President

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